UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June 20, 2024
nCino, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-41211	87-4154342
(State or other jurisdiction of	(Commission file number)	(IRS Employer
incorporation)		Identification No.)
6770 Parker Farm Drive
Wilmington, North Carolina 28405
(Address of Principal Executive Offices, Including Zip Code)

Registrant’s Telephone Number, Including Area Code: (888) 676-2466

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0005 per share	NCNO	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03    Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
As discussed below under Item 5.07, on June 20, 2024, the stockholders of nCino, Inc., a Delaware corporation (the “Company”), approved an amendment (the “Amendment”) to the Company’s Amended and Restated Certificate of Incorporation to provide for the exculpation of officers as permitted by Delaware law, as described in more detail in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on May 10, 2024 (such filing, as amended by the additional and revised proxy materials filed thereafter in connection therewith, the “Proxy Statement”) and to make certain conforming changes. The Amendment was previously approved by the Company’s Board of Directors (the “Board”). The Amendment became effective upon the filing of the Second Amended and Restated Certificate of Incorporation (the “Second A&R Certificate of Incorporation”) with the Secretary of State of the State of Delaware on June 24, 2024. The foregoing summary of the Amendment does not purport to be complete and is qualified in its entirety by reference to the complete text of the Second A&R Certificate of Incorporation, which is attached hereto as Exhibit 3.1 and is incorporated herein by reference.
Item 5.07    Submission of Matters to a Vote of Security Holders.
The Company held its Annual Meeting of Stockholders on June 20, 2024 (the “Annual Meeting”). On April 22, 2024, the record date for the Annual Meeting, 114,335,579 shares of the Company’s common stock were entitled to vote at the Annual Meeting, of which 106,097,630, or 92.8%, of the eligible shares were represented virtually in person or by proxy.
The matters voted upon at the Annual Meeting and the results of those votes are as follows:
Proposal 1: Election of three Class I directors to hold office for a three-year term and until their respective successors are elected and qualified, or their earlier death, resignation or removal.

	Votes For	Votes Against	Votes Abstained	Broker Non-Votes
Pam Kilday	85,300,666	12,572,944	63,672	8,160,348
Pierre Naudé	86,547,928	11,333,950	55,404	8,160,348
William Ruh	83,359,031	14,511,545	66,706	8,160,348
Based on the votes set forth above, each of the Class I Director nominees were duly elected.
Proposal 2: Ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending January 31, 2025.

Votes For	Votes Against	Votes Abstained
104,966,522	1,046,595	842,513
Based on the votes set forth above, the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending January 31, 2025 was ratified.
Proposal 3: Advisory vote to approve the compensation paid to the Company’s named executive officers.

Votes For	Votes Against	Votes Abstained	Broker Non-Votes
87,401,070	3,741,232	6,794,980	8,160,348
Based on the votes set forth above, the stockholders approved, on an advisory basis, the compensation paid to the Company’s named executive officers.

Proposal 4: Approval of an amendment to the Company’s Certificate of Incorporation to provide for the exculpation of officers as permitted by Delaware law and to make certain conforming name changes.

Votes For	Votes Against	Votes Abstained	Broker Non-Votes
86,260,167	11,585,002	92,113	8,160,348
Based on the votes set forth above, the stockholders approved the amendment to the Company’s Certificate of Incorporation.
Proposal 5: Stockholder proposal regarding Board declassification.

Votes For	Votes Against	Votes Abstained	Broker Non-Votes
52,540,357	45,254,679	142,246	8,160,348
Based on the votes set forth above, the stockholders approved the stockholder proposal regarding Board declassification.
Item 9.01    Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description
3.1	Second Amended and Restated Certificate of Incorporation
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

nCino, Inc.
Date: June 24, 2024	By:	/s/ April Rieger
April Rieger
Chief Legal & Compliance Officer and Secretary